IWI HOLDING LIMITED
                                 Oakmont Centre
                         1010 Executive Court, Suite 300
                            Westmont, Illinois 60559


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 18, 1998



To the Shareholders of IWI Holding Limited:

     An Annual Meeting of Shareholders of IWI Holding Limited (the "Company") will be held at the Company's offices, at Oakmont Centre, 1010 Executive Court, Suite 300, Westmont, Illinois at 10:00 a.m.,on Friday, December 18, 1998 for the following purposes:

1. To elect six directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To consider and act upon a proposal to ratify the appointment of Blackman, Kallick, Bartelstein, L.L.P. as the independent auditors of the books and accounts of the Company for the year ending December 31, 1998.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on November 6, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                              By Order of the Board of Directors

                                              /s/
                                              Joseph K. Lau
                                              President


Westmont, Illinois
November 20, 1998

                               IWI HOLDING LIMITED
                                 Oakmont Centre
                         1010 Executive Court, Suite 300
                            Westmont, Illinois 60559

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                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 18, 1998

                               ------------------

                                  INTRODUCTION


     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of IWI Holding Limited (the "Company") for use at the 1998 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at the Company's offices at Oakmont Centre, 1010 Executive Court, Suite 300, Westmont, Illinois on Friday, December 18, 1998 at 10:00 a.m. local time. The Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about November 25, 1998.

Proxies

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted (i) for the election to the Board of Directors of the nominees of the Board of Directors named herein and (ii) in favor of the proposal to appoint Blackman, Kallick, Bartelstein, L.L.P. as the independent auditors of the books and accounts of the Company for the year ending December 31, 1998. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Voting Securities

     Shareholders of record at the close of business on November 6, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, no par value per share (the "Common Stock"), outstanding and entitled to vote was 2,554,700. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, the Company had 3,644,880 shares of preferred stock (the "Preferred Stock") outstanding and entitled to one-half vote for each share of Preferred Stock registered in their names on the books of the Company at the close of business on the Record Date.

Quorum and Other Matters

     The presence at the Annual Meeting, in person or by proxy, of the holders of not less than one-third of the eligible votes represented by the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgement.

     Shares of Common Stock and Preferred Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The appointment of the independent auditors of the Company requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any such other matter.

     Under the laws of the British Virgin Islands, dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.

                              ELECTION OF DIRECTORS
                             (Proxy Proposal No. 1)

     Six directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. Directors shall be elected by shareholders holding a plurality of the votes represented by the shares of Common Stock and Preferred Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Articles of Association. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

Nominees for Election

     The following table sets forth information with respect to each nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.

                                                                   Served as
                                                                   Director
      Name and Age              Principal Occupation(1)         Continuously Since     Committee Membership
---------------------------    ------------------------------   -------------------    ----------------------

Joseph K. Lau (50). . . . .    Chairman of the Board of                1986            Audit and
                               Directors; President of IWI                             Compensation
                               Holding Limited

Richard J. Mick (57). . . .    Vice President(2)                       1996

Norman S.W. Chui (26).. . .    Senior Manager/ Secretary(3)            1997

Connie S. Yui (47). . . . .    Inventory Manager                       1997

Joseph A. Benjamin (55).. .    Director                                1997            Audit and
                                                                                       Compensation

Samuel Lou (44). . . . . .     Director                                1997            Audit and
                                                                                       Compensation


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(1) Unless indicated otherwise in the table or in the section of this Proxy Statement captioned "Executive Officers of the Company," the individuals named in the table have held their positions for more than five years.

(2)  Prior to joining the Company in 1996, from 1990 to 1996, Mr. Mick served as
     President  of  Ronald  C.  Mick  Company,   a  sales  and  marketing   firm
     specializing in jewelry and related products.

(3) Mr. Chui was a consultant for Arthur Andersen & Co. which he joined shortly after graduation from the University of Illinois in 1994 and in 1997 was employed by Eclipse Information Systems.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Committees and Attendance of the Board of Directors

     In order to facilitate the various functions of the Board of Directors, the Board has created a standing Audit Committee and Compensation Committee.

     The functions of the Company's Audit Committee are to review the Company's financial statements with the Company's independent auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent auditors; to determine through discussion with the Company's independent auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent auditors the plans and results of the auditing engagement. The members of the Audit Committee are Mr. Lau, Mr. Benjamin and Mr. Lou.

     The functions of the Company's Compensation Committee include reviewing the existing compensation arrangements with officers and employees, periodically reviewing the overall compensation program of the Company and recommending to the Board modifications of such program which, in the view of the development of the Company and its business, the Committee believes are appropriate, recommending to the full Board of Directors the compensation arrangements for senior management and directors, and recommending to the full Board of Directors the adoption of compensation plans in which officers and directors are eligible to participate and granting options or other benefits under such plans. The members of the Compensation Committee are Mr. Lau, Mr. Benjamin and Mr. Lou.

     During the year ended December 31, 1997, the Board of Directors held six formal meetings. The Audit and Compensation Committees each held one meeting. Each director (during the period in which each such director served) attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, plus (ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

     Directors are elected on an annual basis. The present terms for each director will expire at the next annual meeting of shareholders or at such time as a successor is duly elected. Officers serve at the discretion of the Board of Directors.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The aggregate cash compensation paid by the Company to all directors and officers as a group during 1997 was approximately $1,020,000.

     Certain officers of the Company will be entitled to bonuses from the Company based on performance criteria to be established by the Compensation Committee of the Board of Directors. Additionally, the Company has a Stock Option Plan (the "Option Plan") to assist the Company and its subsidiaries in retaining the service of current employees, motivating selected key personnel, and attracting new management by providing the opportunity for such personnel to acquire a proprietary interest in the Company and thereby share in its growth and success. Participation in the Option Plan and the granting of options under the Option Plan are recommended by the Compensation Committee of the Board, subject to ratification by the Board. Pursuant to the Option Plan, a total of 150,000 shares of common stock are reserved for issuance. The option plan requires that the exercise price of the option be the fair market value of the Company's stock on the date of the grant of the option but not less than $8.50 per share. The fair market value for purposes of the Option Plan is, for so long as common stock is quoted on the OTCBB, the final closing sales price per share on the date of the grant. The exercise price with respect to any option must be paid in cash. As of November 15, 1998, options to purchase 80,000 shares of common stock had been granted under the Option Plan.

     The Company also has a Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). A total of 600,000 shares are reserved for issuance under the Non-Qualified Plan. The Non-Qualified Plan provides for the granting of options and stock appreciation rights to non-employee directors, key management employees, and consultants and is administered by the Compensation Committee. The terms of any options and/or stock appreciation rights granted under the Non-Qualified Plan shall be determined by the Compensation Committee provided that the options may not be exercisable for a term longer than ten years and may not be exercisable at a price less than the stated value of the common stock. No options or stock appreciation rights had been granted under the Non-Qualified Plan as of November 15, 1998.

     In addition, the Company maintains a defined contribution plan which has both a profit sharing feature and a 401(k) savings feature (the "Plan"). Under the profit sharing portion of the Plan, contributions are an amount determined by the Company's Board of Directors. Subject to certain limitations required by law, the Company's contribution is allocated to each participant who is employed by the Company at the end of the Plan year in the proportion that the total compensation paid by the Company to each participant bears to the aggregate compensation paid by the Company to all participants during such Plan year. Under the 401(k) savings feature, eligible employees may elect, subject to certain limitations required by law, to defer payment of up to 15% of their compensation. The Plan provides that if an employee defers payment, the Company will contribute 50% of the first 2% of compensation deferred (which was increased to 6% effective July 1, 1998), by making a cash payment to the Plan on behalf of such participant. Contributions by the Company to the profit sharing feature of the plan, and earnings thereon, vest based on the participant's years of service with the Company, vesting 20% per year after one year of service and being fully vested after six years of service. Contributions by the Company to the 401(k) savings feature vest on the employee's first day of employment. Employee contributions are always 100% vested. All contributions vest, regardless of years of service, upon termination of employment by reason of death or disability attainment of age 62 or the termination of the Plan. After termination of employment, an employee is entitled to receive the distribution of his or her entire vested interest in the Plan in a lump sum, in installments for a specific period of time or an annuity for life. The amounts held under the Plan are invested according to the instructions of the participant in investment funds designated by the plan administrator. The Company made contributions to the Plan during 1997 of $15,000.

                          BENEFICIAL OWNERSHIP OF STOCK

     The following table is furnished as of November 6, 1998, to indicate beneficial ownership of shares of the Company's Common Stock and Preferred Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock or Preferred Stock, (2) each director and nominee for director of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.

                                                                                                     Percent of
  Name and Address of Beneficial        Amount and Nature of        Title of        Percent of       Voting
              Owner                    Beneficial Ownership(1)        Class           Class          Power
-----------------------------------    ------------------------     -----------    -------------   ------------

Bamberg Company Limited(2)                      918,750              Common           35.96%         20.99%
Bamberg Company Limited(2)                    3,644,880              Preferred          100%         41.64%
Joseph K. Lau                                    15,000              Common              .6%            .3%
Richard J. Mick                                  27,500              Common             1.1%            .6%
All executive officers and                       42,500              Common             1.7%           1.0%
directors as a group (five                            0              Preferred          0.0%           0.0%
persons)


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(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

(2)  Address is P.O. Box 71 Road Town, Tortola, BVI.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the names, ages and offices of the present executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below. Information with respect to non-employee directors is set forth in the section of this Proxy Statement captioned "Election of Directors - Nominees for Election".

Name and Age              Office
------------              ------
Joseph K. Lau (50)        Chairman of the Board, President, Chief Executive
                          Officer and Director
Richard J. Mick (57)      Vice President and Director
Kenneth S. Rich (47)      Treasurer and Principal Financial Officer

Executive Officers

     Joseph K. Lau joined the Company in November, 1982 and was elected Senior Vice President, Chief Operating Officer, Secretary and Director in February, 1986 and Chairman of the Board, President and Chief Executive Officer in 1998. For the 11 years prior to joining the Company, he held a management position in the restaurant industry and owned a trading company in Hong Kong.

     Richard J. Mick joined the Company in February, 1996 as Vice President and Director. For the six years prior to joining the Company, Mr. Mick was President of Ronald C. Mick Company, a sales and marketing firm selling jewelry and related products. Prior thereto, Mr. Mick was employed by J.C. Penny, Inc. for 26 years.

     Kenneth S. Rich joined the Company in April, 1998 as Treasurer and Principal Financial Officer. For the four years prior to joining the Company, Mr. Rich served as a consultant providing accounting services. From 1974 through 1994, Mr. Rich held various positions at The Service Master Company, L.P., including his most recent position as Vice President and Controller for the Industrial Management Services Business Unit.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     There are no transactions involving the Company and its officers and directors directly, other than those of employer/employee. During 1997 and for a portion of 1998, the Company purchased inventory from Rhine Jewellery Limited, a wholly owned subsidiary of Rhine Investment Holdings Company Limited. Rhine Investment Holdings Company Limited is wholly owned by Rhine Holdings Limited which is owned in part by a series of trusts for the benefit of David Chui, Lillian Chui and their children including Norman S.W. Chui. David Chui and Joseph K. Lau are brothers-in-law, and Connie S. Yui is the sister of Joseph K. Lau. During the time of these purchases, Rhine Investment Holdings Company Limited owned 918,750 shares of the Company's common stock and Rhine Jewellery Limited owned 3,644,880 shares of the Company's preferred stock, together constituting more than a majority. of the voting power of the Company. Subsequently, Rhine Holdings Limited sought protection under the bankruptcy laws of the country of its incorporation, and the Company shares held by its subsidiaries were foreclosed upon.

     All transactions between the Company, its officers, directors, principal shareholder or affiliates, whether presently existing are, or in the future will be, in the belief of management, on terms no less favorable to the Company than may be obtained from unaffiliated third parties.

     Other than the elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

                              INDEPENDENT AUDITORS
                             (Proxy Proposal No. 2)

     The shareholders will be asked to ratify the appointment of Blackman, Kallick, Bartelstein, L.L.P. as independent auditors of the books and accounts of the Company for the year ending December 31, 1998. Such ratification will require the favorable vote of the holders of a majority of the shares of Capital Stock present and voting in person or by proxy, at the Annual Meeting.

     Representatives of Blackman, Kallick, Bartelstein, L.L.P. will be present at the Annual Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from shareholders.

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1997. All of the filing requirements were satisfied on a timely basis in 1997. In making these disclosures, the Company has relied solely on written statements of its directors, executive officers and shareholders and copies of the reports that they filed with the Commission.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 1998 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than December 11, 1998.

                            EXPENSES OF SOLICITATION

     All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgement on such matters.

     Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

                                        By Order of the Board of Directors

                                        /s/
                                        Joseph K. Lau
                                        President

Westmont, Illinois
November 20, 1998

                               IWI HOLDING LIMITED
                                 Oakmont Centre
                         1010 Executive Court, Suite 300
                            Westmont, Illinois 60559
                    Proxy for Annual Meeting of Shareholders
                         to be held on December 18, 1998

     This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Joseph Lau as Proxy with full power of substitution in the name, place and stead of the undersigned to vote at an Annual Meeting of Shareholders (the "Meeting") of IWI Holding Limited, a British Virgin Island corporation (the "Company"), on December 18, 1998, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

1. Granting authority to vote for the election as directors of the Company the following nominees: Joseph K. Lau; Richard J. Mick; Norman S.W. Chui; Connie S. Yui; Joseph A. Benjamin; and Samuel Lou.

          FOR ALL NOMINEES LISTED ABOVE               WITHHOLD AUTHORITY FOR ALL
      ----                                       -----NOMINEES LISTED ABOVE

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

2. Proposal to ratify the appointment of Blackman, Kallick, Bartelstein, L.L.P., as independent auditors of the books and accounts of the Company for the year ending December 31, 1998.

                    FOR      AGAINST     ABSTAIN
                ----     ----        ----

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

                          (Please sign on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                                        Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

                                        Date:                       , 1998
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                                                  Signature

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                                            Signature if held jointly